Exhibit 99.3

THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Statements of Net Revenues and Direct Expenses

October 29, 2016, October 31, 2015, and November 1, 2014

(With Independent Auditors’ Report Thereon)

THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

KPMG LLP

Suite 1400

55 Second Street

San Francisco, CA 94105

Independent Auditors’ Report

The Board of Directors

Brocade Communications Systems, Inc.:

We have audited the accompanying Statements of Net Revenues and Direct Expenses of the Switching, Routing, and Analytics business of Brocade (a business of Brocade Communications Systems, Inc. (Brocade)) (SRA) acquired by Extreme Networks, Inc., (Extreme Networks) for the years ended October 29, 2016, October 31, 2015, and November 1, 2014, and the related notes (the Statements of Net Revenues and Direct Expenses).

Management’s Responsibility for the Statements of Net Revenues and Direct Expenses

Management of Brocade is responsible for the preparation and fair presentation of the Statements of Net Revenues and Direct Expenses in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statements of Net Revenues and Direct Expenses that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Statements of Net Revenues and Direct Expenses based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements of Net Revenues and Direct Expenses are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statements of Net Revenues and Direct Expenses. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Statements of Net Revenues and Direct Expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statements of Net Revenues and Direct Expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statements of Net Revenues and Direct Expenses referred to above present fairly, in all material respects, the net revenues and direct expenses of SRA for the years ended October 29, 2016, October 31, 2015, and November 1, 2014, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 1 to the Statements of Net Revenues and Direct Expenses, which describes that the accompanying Statements of Net Revenues and Direct Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K/A of Extreme Networks and are not intended to be a complete presentation of the results of operations of SRA. Our opinion is not modified with respect to this matter.

San Francisco, California

November 15, 2017

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THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Statements of Net Revenues and Direct Expenses

Fiscal years ended October 29, 2016, October 31, 2015, and November 1, 2014

(In thousands)

	October 29, 2016	October 31, 2015	November 1, 2014
Net revenues: Product	$279,172	333,727	282,643
Service	86,920	80,435	66,938
Total net revenues	366,092	414,162	349,581
Direct expenses:
Cost of product revenue	139,145	160,601	136,188
Cost of service revenue	28,694	25,148	25,578
Research and development	145,968	148,433	157,281
Sales and marketing	178,987	193,758	179,755
General and administrative	3,373	4,262	2,796
Total direct expenses	496,167	532,202	501,598
Excess of direct expenses over net revenues	$(130,075)	(118,040)	(152,017)

See accompanying notes to statements of net revenues and direct expenses.

3

THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Notes to Statements of Net Revenues and Direct Expenses

October 29, 2016, October 31, 2015, and November 1, 2014

(1)	Description of Transaction and Basis of Presentation
(a)	Description of Transaction

Brocade Communications Systems, Inc. (Brocade) is a publicly traded U.S. corporation based in San Jose, California. Brocade’s Internet Protocol (IP) Networking segment manufactures, markets, and distributes a variety of networking products designed to connect users over private and public networks, including local area, metro, and within and across global data centers to customers worldwide. One networking product subset of the IP segment is Brocade’s switching, routing, and analytics business (SRA). SRA serves customers across the United States and internationally (primarily Western Europe and Asia Pacific). SRA cultivates business in a number of key customer markets such as the data center, service provider, and enterprise segments, including the public sector. Customers in these market segments represented a significant part of SRA. SRA offers its networking products through a multipath distribution strategy, including distributors, resellers, Brocade’s direct sales force, and original equipment manufacturers (OEM).

On October 3, 2017, Brocade entered into an Asset Purchase Agreement (the Purchase Agreement) to sell certain dedicated net assets (including customer contracts and product intellectual property) of SRA to Extreme Networks, Inc. (Extreme Networks) for consideration of $23 million at closing, $20 million of deferred payments and potential performance payments to Brocade, to be paid over a five-year term.

(b)	Basis of Presentation

SRA’s fiscal year is a 52- or 53-week period ending on the last Saturday in October or the first Saturday in November, respectively. As is customary for companies that use the 52/53-week convention, every fifth year is a 53-week year. Fiscal year 2016 is a 52-week fiscal year, fiscal year 2015 was a 52-week fiscal year, and fiscal year 2014 was a 53-week fiscal year.

The accompanying statements of net revenues and direct expenses, were prepared for the purpose of providing Extreme Networks historical information to comply with the rules and regulations of the Securities and Exchange Commission (SEC) under Rule 3-05 of Regulation S-X, and are not intended to be a complete presentation of the financial statements of SRA and are not necessarily indicative of the financial position or results of operations of SRA on a stand-alone basis.

The accompanying statements of net revenues and direct expenses were prepared in accordance with U.S. generally accepted accounting principles (GAAP) and were derived from the historical accounting records of Brocade. Brocade management determined that it is impracticable to prepare full carve out financial statements for SRA in accordance with Regulation S-X for the following reasons:

•	SRA has not been previously managed by Brocade as a stand-alone business, but instead was part of a fully integrated company.
•

Audited financial statements of SRA have never been prepared because distinct and separate accounts necessary to present complete stand-alone balance sheets, statements of income, and cash flows have not been maintained.

4	(Continued)

THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Notes to Statements of Net Revenues and Direct Expenses

October 29, 2016, October 31, 2015, and November 1, 2014

•

Working capital accounts, including cash, trade accounts receivable, other current assets, fixed assets, accounts payable, and other current accrued liabilities relating to SRA have not been maintained separately, but have been maintained only in the aggregate at the Brocade corporate level with similar accounts of other Brocade businesses.

•	Brocade has not maintained separate administrative support functions for SRA.
•

Brocade manages cash using a centralized treasury function. Therefore, SRA does not have separate cash balances or separate statements of cash flows. Expenditures for purchases of inventory, payroll, and other operating expenses are funded by Brocade. Similarly, sales and the associated accounts receivables and cash collections relating to SRA are billed and comingled with other sales made by Brocade and, as a result, are not always separately identifiable.

As a result of the foregoing, it is impracticable to prepare full financial statements as required by Regulation S-X. In addition, the preparation of statements of invested equity and cash flows was not practicable due to the integration of SRA into the total operations of Brocade. The statements of net revenues and direct expenses represent the business subject to the sale under the Purchase Agreement, and have been derived from the financial statements and accounting records of Brocade and its subsidiaries that are subject to the Purchase Agreement.

The accompanying statements of net revenues and direct expenses reflect revenues generated by sales of those networking products that are a part of SRA (SRA Products), and services related thereto. Direct Expenses consist of costs for product and service revenues, research and development, sales and marketing and general and administrative expenses specifically identified and related to the manufacture, production, servicing and sales of SRA Products and the operation of SRA. SRA utilizes the services of IP and Brocade for certain functions, such as sales and marketing, information technology, finance and accounting, and corporate-wide employee benefit programs. The cost of these services has been allocated using a proportional cost allocation method to SRA and included in the statements of net revenues and direct expenses. Management believes that the assumptions underlying the allocations in the statements of net revenues and direct expenses are a reasonable reflection of SRA’s utilization of these services.

The statements of net revenues and direct expenses exclude costs that are not directly related to SRA, including certain Brocade corporate overhead expenses, interest income and expense, and income taxes.

In accordance with the Purchase Agreement, certain financing receivables held by Brocade as part of its Brocade Capital Services (BCS) offerings, related to sales of SRA Products where product title passes to the customer and BCS finances the purchase, will not transfer to Extreme Networks. Net revenues from sales of SRA Products for which BCS provided financing are included in the statements of net revenues and direct expenses. In addition, in accordance with the Purchase Agreement, certain customer arrangements provided to customers through Brocade Networking Services (BNS) offerings, representing subscription arrangements for SRA Products whereby Brocade retains title to equipment and customers pay for use of the equipment over a period of time (BNS Arrangements), will not transfer to Extreme Networks. As a result, Brocade will retain title to the equipment subject to the BNS Arrangements and will continue to receive payments from customers for the remaining contractual term. Historical net revenues related to the BNS subscription agreements that will not convey to Extreme were $7.4 million, $4.4 million, and $2.4 million for the fiscal years October 29, 2016, October 31, 2015, and November 1, 2014, respectively, and are included in the accompanying statements of net revenues and direct expenses.

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THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Notes to Statements of Net Revenues and Direct Expenses

October 29, 2016, October 31, 2015, and November 1, 2014

Brocade will not have exclusivity in creating similar BCS and BNS arrangements subsequent to the expiry of the product financing and BNS Arrangements.

(2)	Summary of Significant Accounting Policies
(a)	Use of Estimates

The preparation of the statements of net revenues and direct expenses in conformity with GAAP requires management to make certain estimates and assumptions that affect the amounts reported therein. Estimates are used for, but not limited to revenue recognition, sales allowances, including discounts, returns and programs, provision for bad debt, stock-based compensation, useful lives, inventory valuation, and purchase commitments. Actual results may differ from these estimates under different assumptions or conditions.

(b)	Concentrations

Customer. For each of the fiscal years ended October 29, 2016, October 31, 2015, and November 1, 2014, two customers accounted for a combined total of 22% (Tech Data Corporation with 12% and Avnet, Inc. with 10%), 21% (Tech Data Corporation with 11% and Avnet, Inc. with 10%), and 30% (Tech Data Corporation with 19% and Avnet, Inc. with 11%) of total net revenues, respectively.

Geographic. The relative percentages of net revenues by geography were as follows:

	Fiscal year ended
	October 29, 2016	October 31, 2015	November 1, 2014
Domestic	62%	64%	68%
International	38%	36%	32%

International revenues primarily consist of sales to customers in Western Europe and the Asia Pacific region.

(c)	Revenue Recognition

Product revenue. Substantially all of SRA’s products are integrated with software that is essential to the functionality of the equipment. Additionally, SRA provides unspecified software upgrades and enhancements related to the equipment through its maintenance contracts for most of its products.

Product revenue is generally recognized when all of the following criteria have been met:

•	Persuasive evidence of an arrangement exists;
•	Delivery has occurred;
•	The fee is fixed or determinable; and
•	Collectability is reasonably assured.

OEM and direct customers are not granted specific rights of return; however, SRA may permit returns of product from customers if such product is returned in a timely manner and in good condition. In addition, certain of SRA’s contracts with OEM and direct customers include sales programs, which entitle the customers to discounted pricing on future purchases if agreed upon volume targets are met.

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THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Notes to Statements of Net Revenues and Direct Expenses

October 29, 2016, October 31, 2015, and November 1, 2014

SRA reduces OEM and direct customer revenue for estimated sales returns at the time of shipment and for sales programs at the later of revenue recognition or communication of the commitment for sales incentives. Sales return allowances are estimated based on historical sales returns. Sales programs are estimated based on approved sales programs versus claims under such sales programs, current trends, and SRA’s expectations regarding future activity.

For newly introduced products, many of SRA’s large OEM customers require a product qualification period during which SRA’s products are tested and approved by the OEM customers for sale to their customers. Revenue recognition and related cost are deferred for shipments to new OEM customers and for shipments of newly introduced products to existing OEM customers until satisfactory evidence of completion of the product qualification has been received from the OEM customer.

Distributors are granted rights of stock rotation, which are limited to a contractually specified percentage of the distributor’s aggregate purchase volume. These stock rotation rights are subject to expiration 180 days from the time of product shipment by SRA to the distributor. Distributor sales are also subject to sales program incentives and to deal-specific rebates that are payable to distributors upon sale of the related product by the distributor to an ultimate customer. Prior to the fourth quarter of the fiscal year ended October 29, 2016, SRA had not yet developed a historical dataset sufficient to allow for reliable estimation of distributor rebates contemporaneously with the shipment of product to the distributor. For this reason, the ultimate price of distributor sales was not deemed determinable until the period in which the distributor’s sale to the ultimate customer took place. Accordingly, revenue from sales to SRA’s distributor customers was recognized in the same period in which the product was actually sold by the distributor (sell-through).

Brocade initiated a project to enhance the capture of distributor point of sale (POS) data in fiscal year 2014. This project resulted in Brocade being able to associate specific rebates reflected in the distributor POS data to specific sales quotes maintained in Brocade’s quoting system. Therefore, beginning in the fourth quarter of the fiscal year ended October 29, 2016, the historical distributor rebates and matching sales reflected in Brocade’s historical dataset grew to reach approximately two years. Since the distributors must claim rebates within 180 days from their receipt of the related product, two years was deemed sufficient for purposes of making reliable estimates of ultimate rebate claims. Accordingly, beginning in the fourth quarter of the fiscal year ended October 29, 2016, revenue from sales to distributor customers is recognized upon shipment to the distributor (sell-in) and is reduced by allowances for rebates, sales program incentives, and stock rotations, which are all estimated by a process using both historical experience and expectations of future outcomes based on facts and circumstances available contemporaneously at the date of estimation.

The impact of this change in estimate attributable to SRA Products is included in the accompanying statements of net revenues and direct expenses. As a result of this change from a sell-through method to a sell-in method for distributor sales, SRA revenues totaling $2.0 million that would have otherwise been deferred on a sell-through basis at October 29, 2016, were recognized on a sell-in basis during the fourth quarter of the year then ended. In addition, the related SRA costs of product revenue totaling $0.6 million that would have been similarly deferred were also recognized in the fourth quarter of the year ended October 29, 2016. Amounts applicable to SRA noted above were allocated to the business based on SRA’s revenue relative to total Brocade revenues during the fourth quarter of the fiscal year ended October 29, 2016.

7	(Continued)

THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Notes to Statements of Net Revenues and Direct Expenses

October 29, 2016, October 31, 2015, and November 1, 2014

Multiple-element arrangements. SRA’s multiple-element product offerings include networking hardware with embedded software products and support, which are considered separate units of accounting. For certain of SRA’s products, software and nonsoftware components function together to deliver the tangible products’ essential functionality.

SRA allocates revenue to each element in a multiple-element arrangement based upon their relative selling price. When applying the relative selling price method, SRA determines the selling price for each deliverable using vendor-specific objective evidence (VSOE) of selling price, if it exists, or third-party evidence (TPE) of selling price. If neither VSOE nor TPE of selling price exist for a deliverable, SRA uses its best estimate of selling price for that deliverable. Revenue allocated to each element is then recognized when the basic revenue recognition criteria are met for each element.

SRA determines VSOE based on its normal pricing and discounting practices for the specific product or service when sold separately. In determining VSOE, SRA requires that a substantial majority of the selling prices for a product or service fall within a reasonably narrow pricing range. For post contract customer support (PCS), SRA considers stated renewal rates in determining VSOE.

In most instances, SRA is not able to establish VSOE for all deliverables in an arrangement with multiple elements. This may be due to SRA infrequently selling each element separately, not pricing products within a narrow range, or only having a limited sales history. When VSOE cannot be established, SRA attempts to establish the selling price for each element based on TPE. TPE is determined based on competitor prices for similar deliverables when sold separately. Generally, SRA’s go-to-market strategy differs from that of its peers and its offerings contain a significant level of customization and differentiation such that the comparable pricing of products with similar functionality cannot be obtained. Furthermore, SRA is unable to reliably determine what similar competitor products’ selling prices are on a stand-alone basis. Therefore, SRA is typically unable to determine TPE.

When SRA is unable to establish selling price using VSOE or TPE, SRA uses best estimated selling price (BESP) in its allocation of the arrangement consideration. The objective of BESP is to determine the price at which SRA would transact a sale if the product or service were sold on a stand-alone basis. BESP is generally used for offerings that are not typically sold on a stand-alone basis or for new or highly customized offerings. SRA determines BESP for a product by considering multiple factors including, but not limited to, geographies, market conditions, competitive landscape, internal costs, gross margin objectives and pricing practices. The determination of BESP is made through consultation with and formal approval by SRA’s management, taking into consideration the go-to-market strategy.

SRA regularly reviews VSOE, TPE, and BESP, as well as the establishment and updates of these estimates. There was no material impact on revenues during the fiscal year ended October 29, 2016, October 31, 2015, and November 1, 2014, nor does SRA expect a material impact in the near term from changes in VSOE, TPE, or BESP.

Services revenue. Services revenue consists of professional services and maintenance arrangements, including PCS, software as a service (SaaS), and other professional services. PCS services are offered under renewable, annual fee-based contracts or as part of multiple-element arrangements, and typically include telephone support, upgrades and enhancements to SRA’s operating system software, software updates on an “if and when available” basis, advance

8	(Continued)

THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Notes to Statements of Net Revenues and Direct Expenses

October 29, 2016, October 31, 2015, and November 1, 2014

replacement for various defective devices, and components including power supplies, fans, switches, access points and controllers, telephone and internet access to technical support personnel, and other hardware support. Revenue related to PCS elements is deferred and recognized ratably over the contractual period. PCS contracts are typically one to five years in length. Professional services are offered under hourly or fixed fee-based contracts. Professional services revenue is typically recognized as services are performed.

(d)	Stock-Based Compensation Expense

Certain SRA employees participate in Brocade’s stock-based compensation plans. Brocade accounts for employee equity awards under the fair value method. Accordingly, Brocade measures stock-based compensation at the grant date based on the fair value of the award. The fair values of stock options and the employee stock purchase plan (ESPP) are estimated using the Black-Scholes option pricing model. Estimated compensation cost relating to time-based restricted stock units (RSUs) granted prior to the initial declaration of a quarterly cash dividend on May 22, 2014, is based on the fair value of Brocade’s common stock on the date of grant because Brocade did not historically pay cash dividends on its common stock. For time-based RSUs granted on or subsequent to May 22, 2014, the fair value of RSUs is measured based on the grant-date share price, less the present value of expected dividends during the vesting period, discounted at a risk-free interest rate. Brocade records stock-based compensation expense over the 24-month offering period in connection with shares issued under its ESPP. The compensation expense for stock-based awards is reduced by an estimate for forfeitures and is recognized over the vesting period of the award under a graded vesting method, except for RSUs granted by Brocade, which is recognized over the expected term of the award under a straight-line vesting method.

Stock-based compensation expense associated with SRA employees participating in Brocade stock- based compensation plans is reflected in the statements of net revenues and direct expenses as follows:

	Fiscal year ended
	October 29, 2016	October 31, 2015	November 1, 2014
	(In thousands)
Cost of product revenue	$3,363	2,945	3,188
Cost of service revenue	1,047	710	755
Research and development	7,140	5,893	7,814
Sales and marketing	14,071	11,917	9,879
General and administrative	2,150	2,011	1,980
Total stock-based compensation	$27,771	23,476	23,616

Research and Development Expenses

Research and development (R&D) expenses consist primarily of compensation and related expenses for personnel engaged in engineering and R&D activities, fees paid to consultants and outside service providers, engineering expenses, which primarily consist of nonrecurring engineering charges and prototyping expenses related to the design, development, testing, and enhancement of our products, depreciation related to engineering and test equipment, and allocated expenses related to legal, IT, facilities, and other shared functions.

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THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Notes to Statements of Net Revenues and Direct Expenses

October 29, 2016, October 31, 2015, and November 1, 2014

(e)	Sales and Marketing Expenses

Sales and marketing expenses consist primarily of salaries, commissions, and related expenses for personnel engaged in sales and marketing functions, costs associated with promotional and marketing programs, travel and entertainment expenses, and allocated expenses related to legal, IT, facilities, and other shared functions.

(f)	Depreciation Expense

Depreciation is computed using the straight-line method over the estimated useful lives of assets. An estimated useful life of three years is used for computer equipment and four to seven years is used for software based on the nature of the software purchased. Estimated useful lives of up to four years are used for engineering and other equipment, seven years for furniture and 39 years for buildings, with a range of 10 to 30 years for some components of the buildings.

Depreciation expense is reflected in the statements of net revenues and direct expenses as follows:

	Fiscal year ended
	October 29,	October 31,	November 1,
	2016	2015	2014
	(In thousands)
Cost of product revenue	$1,087	688	891
Cost of services revenue	796	645	566
Research and development	15,900	16,930	18,629
Sales and marketing	2,806	2,046	1,153
General and administrative	418	266	116
Total depreciation	$21,007	20,575	21,355

(g)	New Accounting Pronouncements or Updates Recently Adopted

During the periods of the accompanying statements of net revenues and direct expenses, there are no new standard implementations by Brocade that were applicable to SRA. Discussion related to any new accounting pronouncements not yet adopted is not included, as the related implementation will be dependent on Extreme Networks’ accounting policies and conclusions.

(3)	Related Parties and Relationship with Brocade

Relationship with Brocade

Brocade provides the following services to SRA.

Cost of Product Revenue – Brocade’s integrated product supply chain organization oversees production of the SRA Products. Cost of revenues – product includes the cost of production including direct material, labor, and overhead as well as an allocation of overhead from the integrated product supply chain organization related to sales to SRA customers. The amounts allocated are based on a proportional cost allocation methodology utilizing a driver appropriate to the respective component of the integrated product supply chain costs. Primary drivers used for such allocations include proportion of direct costs and net revenues. Total overhead allocations included in cost of revenues – product were $30.3 million, $34.8 million, and $32.9 million for the fiscal years ended October 29, 2016, October 31, 2015, and November 1, 2014, respectively.

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THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Notes to Statements of Net Revenues and Direct Expenses

October 29, 2016, October 31, 2015, and November 1, 2014

Cost of Service Revenue – Brocade centrally manages services activity related to all of its product lines through its Global Services organization (Global Services). Global Services employees provide all maintenance and other support services related to SRA Products. As a result of the centralized nature of Global Services operations, the cost of such services and related Global Services overhead has been determined by allocating a portion of the overall Global Services organization cost to SRA. The amounts allocated, which constitute all of the cost of revenues – service in the statements of net revenues and direct expenses, are based on a proportional cost allocation methodology utilizing a driver appropriate to the component of Global Services costs. Primary drivers used include relative service request volume, relative task volume, and relative SRA services revenues.

Sales and Marketing – Brocade manages sales and marketing services on a centralized basis, performing selling, marketing and other advertising activities for all Brocade product and service offerings, including SRA. Costs of these services have been determined by allocating a portion of the overall Brocade sales and marketing cost for these services to SRA. The amounts allocated are based on a proportional cost allocation methodology, primarily utilizing relative net revenues as the driver. Total sales and marketing costs allocated to SRA were $165.1 million, $180.0 million, and $169.1 million for the fiscal years ended October 29, 2016, October 31, 2015, and November 1, 2014, respectively.

Research and Development – Brocade manages research and development activities on a centralized basis, utilizing a pool of resources to complete activities related to all of Brocades product offerings. As a result of research and development time and resource tracking by project, a majority of costs related to SRA research and development activities included in the statements of net revenues and direct expenses are specifically identified as SRA activities. However, the cost of certain support functions related to research and development activities is allocated to SRA based on a proportional cost allocation methodology, primarily utilizing relative direct R&D costs as the driver. Total research and development costs allocated to SRA were $53.3 million, $54.7 million, and $59.0 million for the fiscal years ended October 29, 2016, October 31, 2015, and November 1, 2014, respectively.

General and Administrative Expense Allocations – SRA utilizes services of Brocade for certain general and administrative functions through its use of the product supply chain, Global Services, sales and marketing and research and development centralized operational functions. These services include information technology, finance and accounting, and human resources. The cost for these services is included within the overhead cost portion of cost allocations from each respective centralized function, as described above. The amounts included as a cost of the centralized functions and allocated to SRA are based upon a proportional cost allocation methodology utilizing a driver appropriate to the service provided. Drivers used include net sales, headcount, and relative direct costs for respective financial statement line items.

General and administrative expenses reflected as such on the statements of net revenues and direct expenses represent general and administrative expenses directly attributable to SRA.

(4)	Subsequent Events

Management has evaluated subsequent events through November 15, 2017, the date the statements of net revenues and direct expenses were available to be issued. No additional subsequent events were identified requiring additional recognition or disclosure in the accompanying statements of net revenues and direct expenses.

11